Exhibit 99.1

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere & Company Announces Quarterly Dividend

MOLINE, IL (May 31, 2023) –The Deere & Company (NYSE: DE) Board of Directors today declared a quarterly dividend of $1.25 per share payable August 8, 2023 to stockholders of record on June 30, 2023.

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